Exhibit 24

POWER OF ATTORNEY

Each of the undersigned directors and/or executive officers of Zynex, Inc. (the “Company”) hereby authorizes Thomas Sandgaard and Fritz G. Allison, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned, and file with the Securities and Exchange Commission the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature	Title	Date

/s/ Thomas Sandgaard
Thomas Sandgaard	Director, President and Chief Executive Officer	March 29, 2010

/s/ Fritz G. Allison
Fritz G. Allison	Chief Financial Officer	March 29, 2010

/s/ Taylor Simonton
Taylor Simonton	Director	March 29, 2010

/s/ Mary Beth Vitale
Mary Beth Vitale	Director	March 29, 2010